Exhibit 3.189

CERTIFICATE OF INCORPORATION

OF

NEVADA RED ROCK HOLDINGS, INC.

The undersigned, a natural person (the “Sole Incorporator”), for the purpose of organizing a corporation to conduct business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:

I.

The name of this corporation is Nevada Red Rock Holdings, Inc.

II.

The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent of the corporation in the State of Delaware at such address is The Corporation Trust Company.

III.

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

IV.

This corporation is authorized to issue only one class of stock, to be designated Common Stock.  The total number of shares of Common Stock presently authorized is one thousand (1,000), each having a par value of $0.0001.

V.

A.            The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors.  The number of directors that shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

B.            The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the corporation.  The stockholders shall also have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the corporation.

VI.

A.            The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.  If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

B.            Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

VII.

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

VIII.

The name and mailing address of the Sole Incorporator is as follows:

Megan Wesley
Holme Roberts & Owen LLP
1700 Lincoln Street, Ste. 4100
Denver, CO 80203

In Witness Whereof, this Certificate has been subscribed this 13th day of April, 2007 by the undersigned who affirms that the statements made herein are true and correct.

/s/ Megan Wesley

Megan Wesley, Sole Incorporator

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

OF

NEVADA RED ROCK HOLDINGS, INC.

It is hereby certified that:

1.     The name of the corporation (hereinafter called the “corporation”) is:

NEVADA RED ROCK HOLDINGS, INC.

2.     The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3.     The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4.     The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on 10/11, 2007

/s/ William A. Sanger
Name:	WILLIAM A. SANGER
Title:	CEO